SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED AUGUST 28, 2000
(To Prospectus dated May 17, 1999)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                     CHL Mortgage Pass-Through Trust 2000-5
                                     Issuer


                                ----------------


         The Class PO Certificates

         o This supplement relates to the offering of the Class PO certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO certificates. Additional information is contained in the prospectus supplement dated August 28, 2000, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated May 17, 1999. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

         o As of the September 25, 2002, the class certificate balance of the Class PO certificates was approximately $1,051,992

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO Certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 30, 2002

--------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
--------------------------------------------------------------------------------

                                THE MORTGAGE POOL

         As of September 1, 2002 (the "Reference Date"), the Mortgage Pool included approximately 482 Mortgage Loans having an aggregate Stated Principal Balance of approximately $118,677,322.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                                          As of
                                                                                    September 1, 2002

Total Number of Mortgage Loans...................................................          482
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................         4.98%
         60-90 days..............................................................         1.46%
         91 days or more (excluding pending foreclosures)........................         1.24%
                                                                                          -----
         Total Delinquencies.....................................................         7.68%
                                                                                          =====
Foreclosures Pending.............................................................         2.28%
                                                                                          -----
Total Delinquencies and foreclosures pending.....................................         9.96%
                                                                                          =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Five (5) Mortgage Loans have been converted and are, as of the Reference Date, REO Loans.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                           SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Seller and/or the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $10.990 billion at February 28, 1998, to approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $29.205 billion at June 30, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:

                                                                                                            At               At
                                                                At February 28(29),                     December 31,      June 30,
                                             ------------------------------------------------------     ------------    -----------
                                                 1998          1999          2000          2001             2001            2002
                                             ------------  ------------  ------------  ------------     ------------    -----------

   Delinquent Mortgage Loans and
      Pending Foreclosures at
         Period End
        30-59 days........................          1.08%         1.03%         1.36%         1.61%            1.89%           1.85%
        60-89 days........................          0.16          0.18          0.22          0.28             0.39            0.40
        90 days or more (excluding
           pending foreclosures)..........          0.16          0.12          0.16          0.14             0.23            0.28
                                             -----------   -----------   -----------   -----------     ------------     -----------
            Total of delinquencies                  1.40%         1.32%         1.75%         2.03%            2.51%           2.53%
                                             ===========   ===========   ===========   ===========     ============     ===========
  Foreclosures pending...................           0.17%         0.14%         0.16%         0.27%            0.31%           0.28%
                                             ===========   ===========   ===========   ===========     ============     ===-=======
   Total delinquencies and
       foreclosures pending...............          1.57%         1.46%         1.91%         2.30%            2.82%           2.81%
                                             ===========   ===========   ===========   ===========     ============     ===========
   Net Gains/(Losses) on
       liquidated loans(1)................   $(2,662,000)  $(2,882,524)  $(3,076,240)  $(2,988,604)     $(5,677,141)    $(3,054,092)
   Percentage of Net
       Gains/(Losses) on
       liquidated loans(1)(2).............       (0.024)%      (0.018)%      (0.017)%      (0.014)%         (0.022)%        (0.010)%
   Percentage of Net
       Gains/(Losses) on
       liquidated loans (based on
       average outstanding
       principal balance)(1)..............       (0.027)%      (0.021)%      (0.017)%      (0.015)%         (0.023)%        (0.011)%

-----------------

(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.


                    DESCRIPTION OF THE CLASS PO CERTIFICATES

         The Class PO Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates".

         As of September 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class PO Certificates was approximately $1,051,992 evidencing a beneficial ownership interest of approximately 0.89% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $83,996,199 and evidenced in the aggregate a beneficial ownership interest of approximately 70.78% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $34,681,123, and evidenced in the aggregate a beneficial ownership interest of approximately 29.22% in the Trust Fund. For additional information with respect to the Class PO Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The monthly statement furnished to Certificateholders of record on the Distribution Date on September 25, 2002 is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates -- Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"): (i) the Class Certificate Balance of the Class PO Certificates is $1,051,992 and (ii) the closing date of the sale of the Class PO Certificates is October 30, 2002. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the Revised Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 90.0%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                                    Percentage of SPA
                                        ----------------------------------------
   Class                                 0%     100%     250%     400%     500%
   -----                                ----    ----     ----     ----     ----
   Class PO.......................      0.6%    1.0%     2.0%     3.2%     4.1%

         It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of SPA. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Decrement Table

         The following table indicates the percentage of the Certificate Date Principal Balance of the Class PO Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this Supplement or all of the Mortgage Loans will prepay at the constant percentages of SPA specified in the table or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table, which has been prepared using the specified constant percentages of SPA, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions and Revised Structuring Assumptions.

                          Percent of Class Certificate
                              Balance Outstanding*

                                                       Class PO
                                                  Percentage of SPA
          Distribution Date           0%      100%      250%      400%      500%
          -----------------          ---      ----      ----      ----      ----

Initial Percent..................    100       100      100       100        100
October 30, 2002                      50       50        49        49        49
October 25, 2003                      49       46        42        37        34
October 25, 2004                      49       43        35        28        23
October 25, 2005                      48       40        29        21        16
October 25, 2006                      47       37        24        15        11
October 25, 2007                      46       34        20        12         8
October 25, 2008                      45       31        17        9          5
October 25, 2009                      44       29        14        6          4
October 25, 2010                      43       26        12        5          2
October 25, 2011                      42       24        10        4          2
October 25, 2012                      41       22        8         3          1
October 25, 2013                      40       20        7         2          1
October 25, 2014                      38       18        5         1          1
October 25, 2015                      37       16        4         1          0
October 25, 2016                      35       15        4         1          0
October 25, 2017                      33       13        3         1          0
October 25, 2018                      31       12        2         0          0
October 25, 2019                      29       10        2         0          0
October 25, 2020                      27        9        1         0          0
October 25, 2021                      25        8        1         0          0
October 25, 2022                      22        6        1         0          0
October 25, 2023                      20        5        1         0          0
October 25, 2024                      17        4        0         0          0
October 25, 2025                      14        3        0         0          0
October 25, 2026                      11        3        0         0          0
October 25, 2027                      8         2        0         0          0
October 25, 2028                      5         1        0         0          0
October 25, 2029                      2         0        0         0          0
October 25, 2030                      0         0        0         0          0
Weighted Average Life (years) **.   17.51     10.09     5.42      3.46      2.72

--------------------------

*        Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                               CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $4,952,902 and $392,222 and $0, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion addresses the material federal income tax consequences of purchasing, owning, and disposing of Principal Only Certificates (the "Certificates"). It is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change retroactively. This discussion does not describe aspects of federal tax law unique to certain Certificateholders such as insurance companies and investors who hold certificates as part of a straddle as defined in Section 1092 of the Internal Revenue Code of 1986, as amended. All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the Certificates.

         General. For federal income tax purposes, the Certificates will be treated as debt instruments issued by the REMIC with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and issue price. All Certificateholders will be required to report income with respect to the Certificates under an accrual method of accounting. Computing accruals of OID in the manner described hereafter may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their Certificates. Purchasers may have to adjust their accrual of income to account for past accruals of OID on the Certificates and to account for market discount and acquisition premium as discussed herein. The following discussion is based in part on the OID Regulations and in part on the Code. Certificateholders should be aware that these authorities do not adequately address all relevant issues.

         Original Issue Discount. Certificateholders will be required to include OID in income as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest. The rules governing OID, which are set forth in Code Sections 1271 through 1273 and 1275, require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Certificates. These rules also prescribe a method for adjusting the amount and rate of accrual of OID if the actual prepayment rate differs from the Prepayment Assumption. For purposes of determining the amount and rate of accrual of OID and market discount on the Certificates, the trust fund has assumed that there will be prepayments on the mortgage loans at a rate equal to 365% SPA. No representation is made that the mortgage loans have or will prepay at that rate or any other rate.

         The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments, but these regulations do not apply to debt instruments subject to Code
Section 1272(a)(6), such as the Certificates. Additionally, other OID Regulations do not specifically interpret Code Section 1272(a)(6). The trustee bases its computations on Code Section 1272(a)(6) and the OID Regulations as described in the prospectus. However, in light of the foregoing, there can be no assurance that this methodology represents the correct manner of calculating OID.

         Generally, a Certificateholder must include in income the "daily portions," as determined below, of the OID that accrues on the Certificate for each day the Certificateholder holds the Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. In the case of a full accrual period, the OID accrued during the accrual period will be determined by

o adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Certificates under the Prepayment Assumption and (ii) any payments included in the stated redemption price at maturity received during the same accrual period, and

o subtracting from that total the adjusted issue price ("AIP") of the Certificates at the beginning of the same accrual period.

         The AIP of a Certificate at the start of the first accrual period is its issue price; the AIP of a Certificate at the start of a subsequent accrual period is the AIP at the start of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period is divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period.

         The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

         A subsequent purchaser of a Certificate issued with OID who purchases the Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Certificate. In the case of a subsequent purchaser who acquires a Certificate at a price higher than its AIP but less than its stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction. The numerator of the fraction is the excess (if any) of (i) the cost of the Certificate to the purchaser, over (ii) the AIP of the Certificate, and the denominator is the sum of the daily portions for that Certificate for all days after the date of the purchase and ending on the maturity date as computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

         Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election is made with respect to a Certificate having market discount, then the Certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the Certificateholder acquires during the year of the election and thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without IRS consent.

         Market Discount. Certificate purchasers may also be subject to the market discount rules of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of the Certificate's AIP over the price for the Certificate paid by the purchaser. A Certificateholder that purchases a Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the Certificateholder on and after the first day of the first taxable year to which the election applies.

         Market discount with respect to a Certificate will be considered to be zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity remaining after the date of purchase. In that case, the actual amount of market discount must be allocated to the remaining principal payments on the Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued and investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the market discount elections.

         Under the Code, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond is ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond issued with OID may elect to accrue market discount on the basis of a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For purposes of this calculation the same Prepayment Assumption applicable to calculating the accrual of OID (365% SPA) will apply.

         A holder of a Certificate acquired at a market discount also may be required to defer, until the maturity date of the Certificate or its earlier taxable disposition, the deduction of a portion of the interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Certificate for the days during the taxable year on which the holder held the Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Certificateholder in that taxable year or thereafter.

         Sale, Exchange or Redemption. If a Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Certificate. The adjusted basis generally will equal the original cost of the Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Certificate. A Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

         Gain from the sale or other disposition of a Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of the Certificate, over the amount actually includible in the holder's income. Gain or loss recognized from the sale of a Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

         The Certificate information reports will include a statement of the AIP of the Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

         Treatment of Realized Losses. Although not entirely clear, it appears that corporate holders of the Certificates should generally be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the Certificates becoming wholly or partially worthless, and that non-corporate holders should be allowed to deduct as a short term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a Certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the trust fund have been liquidated or the Certificates otherwise retired. Potential Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

         Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Certificates to a Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Certificate with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If a Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

         Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during the year, any information deemed appropriate to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, then backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the requisite information is supplied to the IRS.

                                   OTHER TAXES

         No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the certificates.

                                     RATINGS

         The Class PO Certificates are currently rated "AAA" by Fitch Ratings and by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of October 30, 2002 (the "Placement Agreement"), between Countrywide Home Loans, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                    EXHIBIT 1

               EXHIBIT 1 - CHL Mortgage Pass-Through Trust 2000-5
                                     Group 1

                Current Mortgage Rates of the Mortgage Loans (1)

------------------------------------------------------------------------------------------------------------------
            Current                      Number of         Aggregate Principal             Percent of Mortgage
       Mortgage Rate (%)               Mortgage Loans     Balance Outstanding ($)               Pool (%)
------------------------------------------------------------------------------------------------------------------
             6.750                          1                   556,639.27                        0.62
             6.875                          2                   440,751.96                        0.49
             7.000                          1                   533,290.67                        0.59
             7.125                          3                   377,469.32                        0.42
             7.250                          2                   213,704.07                        0.24
             7.375                          2                   796,729.81                        0.88
             7.500                          7                 2,986,238.35                        3.31
             7.625                          3                 1,112,597.05                        1.23
             7.750                          4                 1,644,977.29                        1.82
             7.785                          1                   149,618.17                        0.17
             7.875                          9                 3,095,633.18                        3.43
             8.000                         10                 2,892,498.00                        3.20
             8.115                          1                    71,436.28                        0.08
             8.125                         11                 3,375,725.04                        3.74
             8.180                          1                    92,420.58                        0.10
             8.244                          1                   236,727.95                        0.26
             8.250                         20                 5,565,970.80                        6.16
             8.375                         27                 7,696,784.74                        8.52
             8.500                         42                11,202,533.38                       12.40
             8.625                         28                 7,714,116.20                        8.54
             8.695                          1                    68,741.04                        0.08
             8.705                          1                   144,805.89                        0.16
             8.750                         57                12,495,706.62                       13.83
             8.875                         38                 8,909,067.79                        9.86
             9.000                         24                 5,112,661.90                        5.66
             9.125                         14                 2,258,510.49                        2.50
             9.250                         23                 3,847,385.17                        4.26
             9.330                          1                    56,827.58                        0.06
             9.375                          8                 2,315,041.15                        2.56
             9.500                         12                 1,529,853.70                        1.69
             9.625                          6                   969,468.96                        1.07
             9.700                          1                    66,121.54                        0.07
             9.740                          1                   123,966.60                        0.14
             9.750                          5                 1,283,458.66                        1.42
             9.875                          2                   394,310.54                        0.44
------------------------------------------------------------------------------------------------------------------
Total                                     370                90,331,789.74                      100.00
==================================================================================================================

(1) The current Mortgage Rates in the preceding table include lender paid mortgage insurance premiums. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 8.554% per annum. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 8.553% per annum.

                  Current Mortgage Loan Principal Balances (1)

------------------------------------------------------------------------------------------------------------------
          Current Mortgage             Number of Mortgage   Aggregate Principal Balance     Percent of Mortgage
          Loan Balance ($)                   Loans                Outstanding ($)                Pool (%)
------------------------------------------------------------------------------------------------------------------
            0.01 to    50,000.00                22                     771,120.47                   0.85
       50,000.01 to   100,000.00                82                   5,926,009.36                   6.56
      100,000.01 to   150,000.00                40                   4,868,267.64                   5.39
      150,000.01 to   200,000.00                16                   2,873,737.85                   3.18
      200,000.01 to   250,000.00                 9                   2,043,468.59                   2.26
      250,000.01 to   300,000.00                60                  16,475,357.96                  18.24
      300,000.01 to   350,000.00                58                  18,860,220.64                  20.88
      350,000.01 to   400,000.00                36                  13,625,646.34                  15.08
      400,000.01 to   450,000.00                 8                   3,385,426.27                   3.75
      450,000.01 to   500,000.00                13                   6,149,386.20                   6.81
      500,000.01 to   550,000.00                10                   5,244,947.15                   5.81
      550,000.01 to   600,000.00                 8                   4,596,397.55                   5.09
      600,000.01 to   650,000.00                 4                   2,523,768.56                   2.79
      700,000.01 to   750,000.00                 2                   1,439,849.24                   1.59
      750,000.01 to 1,000,000.00                 2                   1,548,185.92                   1.71
------------------------------------------------------------------------------------------------------------------
Total                                          370                  90,331,789.74                 100.00
==================================================================================================================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $244,140.

           Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)

------------------------------------------------------------------------------------------------------------------
Original Loan-to-Value                     Number of             Aggregate Principal            Percent of
      Ratios (%)                         Mortgage Loans         Balance Outstanding ($)      Mortgage Pool (%)
------------------------------------------------------------------------------------------------------------------
50.00 or Less                                    9                   2,666,597.21                   2.95
50.01 to 55.00                                   4                   1,402,908.11                   1.55
55.01 to 60.00                                   7                   2,234,002.63                   2.47
60.01 to 65.00                                   6                   2,549,139.41                   2.82
65.01 to 70.00                                  19                   5,825,162.89                   6.45
70.01 to 75.00                                  38                  12,553,678.23                  13.90
75.01 to 80.00                                 205                  50,768,105.66                  56.20
80.01 to 85.00                                   4                   1,383,467.95                   1.53
85.01 to 90.00                                  13                   3,414,948.23                   3.78
90.01 to 95.00                                   9                   2,245,608.12                   2.49
95.01 to 100.00                                 56                   5,288,171.30                   5.85
------------------------------------------------------------------------------------------------------------------
Total                                          370                  90,331,789.74                 100.00
==================================================================================================================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 77.58%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.

               State Distribution of the Mortgaged Properties (1)

------------------------------------------------------------------------------------------------------------------
  State Distribution of                Number of             Aggregate Principal               Percent of
  Mortgaged Properties               Mortgage Loans        Balance Outstanding ($)           Mortgage Pool (%)
------------------------------------------------------------------------------------------------------------------
California                                 81                   29,102,088.73                    32.22
Colorado                                   12                    4,120,822.92                     4.56
Florida                                    23                    5,799,283.27                     6.42
Georgia                                    13                    2,362,924.60                     2.62
Idaho                                      10                    1,891,396.30                     2.09
Michigan                                   10                    1,811,164.72                     2.01
Nevada                                      8                    2,042,291.95                     2.26
New York                                   10                    3,584,149.78                     3.97
North Carolina                              5                    2,003,291.29                     2.22
Ohio                                       11                    2,229,426.70                     2.47
Texas                                      54                   10,824,459.82                    11.98
Utah                                       10                    3,119,829.50                     3.45
Washington                                 13                    3,144,801.50                     3.48
Other (less than 2%)                      110                   18,295,858.66                    20.25
------------------------------------------------------------------------------------------------------------------
Total                                     370                   90,331,789.74                   100.00
==================================================================================================================

(1) "Other" includes 29 other states, each with under 2% concentration. As of the Reference Date, no more than approximately 1.25% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.

                  Documentation Programs for the Mortgage Loans

------------------------------------------------------------------------------------------------------------------
                                       Number of              Aggregate Principal             Percent of
        Type of Program              Mortgage Loans         Balance Outstanding ($)        Mortgage Pool (%)
------------------------------------------------------------------------------------------------------------------
Alternative                               179                    37,238,000.33                   41.22
Full                                      124                    30,632,951.40                   33.91
Reduced                                    62                    21,238,765.96                   23.51
No Income/No Asset                          3                       674,818.69                    0.75
Streamlined                                 2                       547,253.36                    0.61
------------------------------------------------------------------------------------------------------------------
Total                                     370                    90,331,789.74                  100.00
==================================================================================================================

                          Types of Mortgaged Properties

------------------------------------------------------------------------------------------------------------------
                                           Number of            Aggregate Principal             Percent of
       Property Type                     Mortgage Loans       Balance Outstanding ($)         Mortgage Pool (%)
------------------------------------------------------------------------------------------------------------------
Single Family Residence                        248                  58,467,508.26                   64.73
Planned Unit Development                        83                  24,298,799.89                   26.90
Low-rise Condominium                            27                   4,551,759.23                    5.04
High-rise Condominium                            6                   1,894,124.98                    2.10
2-4 Family Residence                             4                     979,420.06                    1.08
Manufactured Housing (1)                         2                     140,177.32                    0.16
------------------------------------------------------------------------------------------------------------------
Total                                          370                  90,331,789.74                  100.00
==================================================================================================================

(1)  Treated as real property.

                         Purposes of the Mortgage Loans

------------------------------------------------------------------------------------------------------------------
                                       Number of              Aggregate Principal              Percent of
          Loan Purpose               Mortgage Loans          Balance Outstanding ($)         Mortgage Pool (%)
------------------------------------------------------------------------------------------------------------------
Purchase                                  312                    72,651,915.16                   80.43
Refinance (cash-out)                       32                     9,474,641.51                   10.49
Refinance (rate/term)                      26                     8,205,233.07                    9.08
------------------------------------------------------------------------------------------------------------------
Total                                     370                    90,331,789.74                  100.00
==================================================================================================================

                    Occupancy Types of the Mortgage Loans (1)

------------------------------------------------------------------------------------------------------------------
                                        Number of            Aggregate Principal               Percent of
        Occupancy Type                Mortgage Loans        Balance Outstanding ($)         Mortgage Pool (%)
------------------------------------------------------------------------------------------------------------------
Owner Occupied                            349                    82,948,542.74                   91.83
Secondary Residence                        14                     5,837,315.98                    6.46
Investment                                  7                     1,545,931.02                    1.71
------------------------------------------------------------------------------------------------------------------
Total                                     370                    90,331,789.74                  100.00
==================================================================================================================

(1) Based upon representations of the related Mortgagors at the time of origination.

              Remaining Terms to Maturity of the Mortgage Loans (1)

------------------------------------------------------------------------------------------------------------------
  Remaining Term to               Number of              Aggregate Principal             Percent of
  Maturity (months)             Mortgage Loans         Balance Outstanding ($)         Mortgage Pool (%)
------------------------------------------------------------------------------------------------------------------
         216                           1                       49,929.43                     0.06
         296                           1                      134,987.40                     0.15
         321                           1                       57,679.75                     0.06
         322                           2                      101,030.37                     0.11
         323                           3                      659,740.26                     0.73
         325                           3                      367,718.46                     0.41
         329                           1                      271,127.01                     0.30
         331                           3                    1,345,803.81                     1.49
         332                           2                      380,799.85                     0.42
         333                          20                    6,182,821.07                     6.84
         334                          45                    8,933,748.31                     9.89
         335                          61                   10,393,155.82                    11.51
         336                         100                   26,507,984.53                    29.35
         337                         126                   34,691,741.59                    38.40
         338                           1                      253,522.08                     0.28
------------------------------------------------------------------------------------------------------------------
Total                                370                   90,331,789.74                   100.00
==================================================================================================================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 335 months.

               EXHIBIT 1 - CHL Mortgage Pass-Through Trust 2000-5
                                     Group 2


                                  Current Mortgage Rates of the Mortgage Loans (1)
------------------------------------------------------------------------------------------------------------------
            Current               Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
       Mortgage Rate (%)                Loans                 Outstanding ($)                     (%)
-------------------------------- --------------------- ------------------------------ ----------------------------

              6.750                        3                       775,327.64                     2.74
              7.000                        1                       122,822.54                     0.43
              7.125                        1                       185,790.99                     0.66
              7.250                        1                       266,149.94                     0.94
              7.375                        4                     1,310,069.44                     4.62
              7.500                        4                       313,334.25                     1.11
              7.625                        1                       427,625.76                     1.51
              7.750                        4                     1,150,129.45                     4.06
              7.875                        4                       628,162.90                     2.22
              8.000                        4                     1,301,786.22                     4.59
              8.125                        2                       680,963.93                     2.40
              8.150                        1                       264,692.75                     0.93
              8.250                        5                     1,884,445.89                     6.65
              8.375                       10                     3,209,411.56                    11.32
              8.500                        9                     2,315,026.34                     8.17
              8.625                       13                     2,963,638.42                    10.46
              8.750                        4                       878,002.70                     3.10
              8.875                       15                     3,357,925.76                    11.85
              9.000                        9                     1,855,159.94                     6.54
              9.115                        1                        93,010.71                     0.33
              9.125                        2                       339,718.04                     1.20
              9.250                        6                     1,172,905.72                     4.14
              9.375                        1                       335,486.85                     1.18
              9.500                        1                        59,582.13                     0.21
              9.580                        1                       162,995.99                     0.58
              9.875                        1                        92,015.23                     0.32
             10.000                        1                     1,238,225.54                     4.37
             10.125                        1                       390,758.15                     1.38
             10.250                        1                       493,830.94                     1.74
             10.875                        1                        76,536.80                     0.27
-------------------------------- --------------------- ------------------------------ ----------------------------
Total                                    112                    28,345,532.52                   100.00
================================ ===================== ============================== ============================

(1) The current Mortgage Rates in the preceding table include lender paid mortgage insurance premiums. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 8.57% per annum. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 8.52% per annum.


                                  Current Mortgage Loan Principal Balances (1)
------------------------------------- --------------------- ----------------------------- ------------------------
          Current Mortgage             Number of Mortgage   Aggregate Principal Balance     Percent of Mortgage
          Loan Balance ($)                   Loans                Outstanding ($)                Pool (%)
------------------------------------- --------------------- ----------------------------- ------------------------

          0.01 to 50,000.00                     2                       77,077.71                    0.27
     50,000.01 to 100,000.00                   28                    2,237,153.85                    7.89
    100,000.01 to 150,000.00                   12                    1,460,569.17                    5.15
    150,000.01 to 200,000.00                    4                      651,238.61                    2.30
    200,000.01 to 250,000.00                    4                      945,338.42                    3.34
    250,000.01 to 300,000.00                   17                    4,679,914.78                   16.51
    300,000.01 to 350,000.00                   18                    5,753,246.69                   20.30
    350,000.01 to 400,000.00                   12                    4,457,542.13                   15.73
    400,000.01 to 450,000.00                    5                    2,129,109.45                    7.51
    450,000.01 to 500,000.00                    5                    2,356,642.64                    8.31
    500,000.01 to 550,000.00                    1                      511,379.74                    1.80
    550,000.01 to 600,000.00                    1                      586,969.21                    2.07
    600,000.01 to 650,000.00                    2                    1,261,124.58                    4.45
  1,000,000.01 to 1,500,000.00                  1                    1,238,225.54                    4.37
------------------------------------- --------------------- ----------------------------- ------------------------
Total                                         112                   28,345,532.52                  100.00
===================================== ===================== ============================= ========================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $253,085.


                           Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)
------------------------------------- --------------------- ----------------------------- ------------------------
                                       Number of Mortgage   Aggregate Principal Balance     Percent of Mortgage
 Original Loan-to-Value Ratios (%)           Loans                Outstanding ($)                Pool (%)
------------------------------------- --------------------- ----------------------------- ------------------------

50.00 or Less                                   4                       706,527.99                  2.49
50.01 to 55.00                                  1                        96,048.95                  0.34
55.01 to 60.00                                  2                       654,975.43                  2.31
60.01 to 65.00                                  4                     1,540,697.33                  5.44
65.01 to 70.00                                  8                     2,720,951.91                  9.60
70.01 to 75.00                                 14                     4,445,423.74                 15.68
75.01 to 80.00                                 59                    15,282,899.46                 53.92
85.01 to 90.00                                  4                     1,063,570.18                  3.75
90.01 to 95.00                                  1                       300,123.89                  1.06
95.01 to 100.00                                15                     1,534,313.64                  5.41
------------------------------------- --------------------- ----------------------------- ------------------------
Total                                         112                    28,345,532.52                100.00
===================================== ===================== ============================= ========================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 73.97%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.

                               State Distribution of the Mortgaged Properties (1)
-------------------------------- --------------------- ------------------------------- ---------------------------
     State Distribution of        Number of Mortgage    Aggregate Principal Balance     Percent of Mortgage Pool
     Mortgaged Properties               Loans                 Outstanding ($)                     (%)
-------------------------------- --------------------- ------------------------------- ---------------------------
California                                27                      8,783,185.67                   30.99
Colorado                                   3                      1,064,405.91                    3.76
Florida                                    7                      2,559,592.28                    9.03
Georgia                                    3                        575,196.29                    2.03
Louisiana                                  3                      1,152,052.60                    4.06
Michigan                                   5                        687,011.38                    2.42
New York                                   8                      2,830,192.13                    9.98
Tennessee                                  3                        867,470.44                    3.06
Texas                                      8                      1,470,670.67                    5.19
Utah                                       1                      1,238,225.54                    4.37
Virgin Islands                            10                      2,005,095.17                    7.07
Other (less than 2%)                      34                      5,112,434.44                   18.04
-------------------------------- --------------------- ------------------------------- ---------------------------
Total                                    112                     28,345,532.52                  100.00
================================ ===================== =============================== ===========================

(1) "Other" includes 21 other states, each with under 2% concentration. As of the Reference Date, no more than approximately 1.39% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.


                                  Documentation Programs for the Mortgage Loans
--------------------------------- --------------------- ------------------------------ ---------------------------
                                   Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
        Type of Program                  Loans                 Outstanding ($)                    (%)
--------------------------------- --------------------- ------------------------------ ---------------------------

Alternative                                41                    9,563,718.87                       33.74
Full                                       41                    8,867,700.55                       31.28
Reduced                                    29                    9,563,009.21                       33.74
No Income/No Asset                          1                      351,103.89                        1.24
--------------------------------- --------------------- ------------------------------ ---------------------------
Total                                     112                   28,345,532.52                      100.00
================================= ===================== ============================== ===========================

                                          Types of Mortgaged Properties
------------------------------------------------------------------------------------------------------------------
           Property Type               Number of Mortgage   Aggregate Principal Balance     Percent of Mortgage
                                             Loans                Outstanding ($)                Pool (%)
------------------------------------- --------------------- ----------------------------- ------------------------
Single Family Residence                        80                   20,134,584.23                   71.03
Planned Unit Development                       17                    4,774,168.91                   16.84
Low-rise Condominium                            7                    1,360,865.97                    4.80
2-4 Family Residence                            4                    1,139,670.81                    4.02
High-rise Condominium                           2                      743,756.71                    2.62
Condominium Hotel                               1                       98,504.25                    0.35
Manufactured Housing (1)                        1                       93,981.64                    0.33
------------------------------------- --------------------- ----------------------------- ------------------------
Total                                         112                   28,345,532.52                  100.00
===================================== ===================== ============================= ========================

(1) Treated as real property.

                                         Purposes of the Mortgage Loans
--------------------------------- --------------------- ------------------------------ ---------------------------
                                   Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
          Loan Purpose                   Loans                 Outstanding ($)                    (%)
--------------------------------- --------------------- ------------------------------ ---------------------------

Purchase                                   85                    20,530,758.04                    72.43
Refinance (cash-out)                       14                     3,353,102.75                    11.83
Refinance (rate/term)                      13                     4,461,671.73                    15.74
--------------------------------- --------------------- ------------------------------ ---------------------------
Total                                     112                    28,345,532.52                   100.00
================================= ===================== ============================== ===========================


                                    Occupancy Types of the Mortgage Loans (1)
-------------------------------- --------------------- ------------------------------ ----------------------------
                                  Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
        Occupancy Type                  Loans                 Outstanding ($)                     (%)
-------------------------------- --------------------- ------------------------------ ----------------------------

Owner Occupied                            100                   24,933,381.96                      87.96
Secondary Residence                         7                    2,149,747.77                       7.58
Investment                                  5                    1,262,402.79                       4.45
-------------------------------- --------------------- ------------------------------ ----------------------------
Total                                     112                   28,345,532.52                     100.00
================================ ===================== ============================== ============================

(1) Based upon representations of the related Mortgagors at the time of origination.


                              Remaining Terms to Maturity of the Mortgage Loans (1)
-------------------------------- --------------------- ------------------------------ ----------------------------
  Remaining Term to Maturity      Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
           (months)                     Loans                 Outstanding ($)                     (%)
              274                           1                      427,625.76                     1.51
              301                           2                      426,694.08                     1.51
              302                           2                      216,210.77                     0.76
              303                           2                      494,537.58                     1.74
              304                           4                      477,910.92                     1.69
              321                           1                      150,474.49                     0.53
              322                           3                      760,619.15                     2.68
              325                           2                      142,632.08                     0.50
              330                           1                       93,981.64                     0.33
              332                           3                    1,091,161.25                     3.85
              333                           4                    1,670,553.91                     5.89
              334                           7                    1,781,513.37                     6.28
              335                          11                    2,993,541.26                    10.56
              336                          20                    3,700,661.69                    13.06
              337                          44                   11,953,922.15                    42.17
              338                           5                    1,963,492.42                     6.93
-------------------------------- --------------------- ------------------------------ ----------------------------
Total                                     112                   28,345,532.52                   100.00
================================ ===================== ============================== ============================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 333 months.

                                    EXHIBIT 2

                                   [Attached]

                                                      Distribution Date: 9/25/02

            THE
           BANK OF
          NEW YORK

     101 Barclay St., 8W
     New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2000-5

                                          Certificateholder Monthly Distribution Summary
------------------------------------------------------------------------------------------------------------------------------------
                                        Certificate                      Pass
                            Class         Rate           Beginning      Through         Principal          Interest        Total
Class           Cusip    Description      Type            Balance       Rate (%)      Distribution       Distribution   Distribution
------------------------------------------------------------------------------------------------------------------------------------
1A1         12669BTG7     Senior        Fix-30/360               0.00   7.750000              0.00             0.00            0.00
1A2         12669BTH5     Senior        Fix-30/360               0.00   7.750000              0.00             0.00            0.00
1A3         12669BTJ1     Senior        Fix-30/360               0.00   7.750000              0.00             0.00            0.00
1A4         12669BTK8     Senior        Fix-30/360               0.00   7.750000              0.00             0.00            0.00
1A5         12669BTL6     Senior        Fix-30/360       9,005,362.30   7.750000      8,494,502.37        58,159.63    8,552,662.00
1A6         12669BTM4     Senior        Fix-30/360      27,135,000.00   7.950000              0.00       179,769.38      179,769.38
1A7         12669BTN2     Senior        Fix-30/360       7,236,000.00   7.000000              0.00        42,210.00       42,210.00
1A8         12669BTP7     Senior        Fix-30/360      29,176,055.45   7.750000              0.00             0.00            0.00
2A1         12669BTQ5     Senior        Fix-30/360               0.00   7.750000              0.00             0.00            0.00
2A2         12669BTR3     Senior        Fix-30/360               0.00   7.750000              0.00             0.00            0.00
2A3         12669BTS1     Senior        Fix-30/360               0.00   7.750000              0.00             0.00            0.00
2A4         12669BTT9     Senior        Fix-30/360      18,986,000.00   7.750000        288,137.80       122,617.92      410,755.71
2A5         12669BTU6     Senior        Fix-30/360       2,969,586.67   7.750000      2,969,586.67        19,178.58    2,988,765.25
 AR         12669BTV4     Senior        Fix-30/360               0.00   7.750000              0.00             0.00            0.00
 X1         12669BTW2     Strip IO      Fix-30/360      81,509,021.59   0.721296              0.00        48,993.43       48,993.43
 X2         12669BTW2     Strip IO      Fix-30/360      25,232,642.87   0.776280              0.00        16,322.99       16,322.99
PO1         12669BTX0     Strip PO      Fix-30/360         796,081.75   0.000000         68,957.46             0.00       68,957.46
PO2         12669BTX0     Strip PO      Fix-30/360         325,868.64   0.000000          1,000.09             0.00        1,000.09
 M          12669BTY8     Senior        Fix-30/360      12,863,853.40   7.750000         11,053.66        83,079.05       94,132.72
 B1         12669BTZ5     Senior        Fix-30/360       7,350,773.39   7.750000          6,316.38        47,473.74       53,790.12
 B2         12669BUA8     Senior        Fix-30/360       5,513,080.03   7.750000          4,737.28        35,605.31       40,342.59
 B3         12669BUQ3     Senior        Fix-30/360       4,042,925.37   7.750000          3,474.01        26,110.56       29,584.57
 B4         12669BUR1     Senior        Fix-30/360       2,205,232.00   7.750000          1,894.91        14,242.12       16,137.04
 B5         12669BUS9     Senior        Fix-30/360       2,750,710.23   7.750000          2,363.56        17,765.00       20,128.57
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Totals                                                 130,356,529.23                11,852,024.19       711,527.71   12,563,551.92
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------
                 Current                          Cumulative
                Realized         Ending            Realized
Class            Losses         Balance             Losses
---------------------------------------------------------------
1A1                0.00                0.00             0.00
1A2                0.00                0.00             0.00
1A3                0.00                0.00             0.00
1A4                0.00                0.00             0.00
1A5                0.00          510,859.93             0.00
1A6                0.00       27,135,000.00             0.00
1A7                0.00        7,236,000.00             0.00
1A8                0.00       29,364,484.14             0.00
2A1                0.00                0.00             0.00
2A2                0.00                0.00             0.00
2A3                0.00                0.00             0.00
2A4                0.00       18,697,862.20             0.00
2A5                0.00                0.00             0.00
 AR                0.00                0.00             0.00
 X1                0.00       75,294,914.66             0.00
 X2                0.00       21,985,976.58             0.00
PO1                0.00          727,124.29             0.00
PO2                0.00          324,868.55             0.00
 M                 0.00       12,852,799.74             0.00
 B1                0.00        7,344,457.01             0.00
 B2                0.00        5,508,342.75             0.00
 B3                0.00        4,039,451.36             0.00
 B4                0.00        2,203,337.09             0.00
 B5           15,611.46        2,732,735.20       208,914.52
---------------------------------------------------------------

---------------------------------------------------------------
Totals        15,611.46      118,677,322.26       208,914.52
---------------------------------------------------------------

                                                      Distribution Date: 9/25/02

            THE
           BANK OF
          NEW YORK

     101 Barclay St., 8W
     New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2000-5


                                                                 Principal Distribution Detail
----------------------------------------------------------------------------------------------------------------------------------
                                            Original              Beginning           Scheduled                       Unscheduled
                                           Certificate           Certificate          Principal       Accretion        Principal
Class                 Cusip                  Balance               Balance          Distribution      Principal       Adjustments
----------------------------------------------------------------------------------------------------------------------------------
  1A1               12669BTG7            225,000,000.00                   0.00             0.00            0.00      0.00
  1A2               12669BTH5            178,969,000.00                   0.00             0.00            0.00      0.00
  1A3               12669BTJ1             10,000,000.00                   0.00             0.00            0.00      0.00
  1A4               12669BTK8             17,728,000.00                   0.00             0.00            0.00      0.00
  1A5               12669BTL6             31,339,000.00           9,005,362.30     8,494,502.37            0.00      0.00
  1A6               12669BTM4             27,135,000.00          27,135,000.00             0.00            0.00      0.00
  1A7               12669BTN2              7,236,000.00           7,236,000.00             0.00            0.00      0.00
  1A8               12669BTP7             25,000,000.00          29,176,055.45             0.00      188,428.69      0.00
  2A1               12669BTQ5            134,472,000.00                   0.00             0.00            0.00      0.00
  2A2               12669BTR3              1,872,000.00                   0.00             0.00            0.00      0.00
  2A3               12669BTS1             25,227,000.00                   0.00             0.00            0.00      0.00
  2A4               12669BTT9             18,986,000.00          18,986,000.00       288,137.80            0.00      0.00
  2A5               12669BTU6              9,310,000.00           2,969,586.67     2,969,586.67            0.00      0.00
  AR                12669BTV4                    100.00                   0.00             0.00            0.00      0.00
  X1                12669BTW2            511,279,429.00          81,509,021.59             0.00            0.00      0.00
  X2                12669BTW2            181,898,704.00          25,232,642.87             0.00            0.00      0.00
  PO1               12669BTX0              1,467,450.00             796,081.75        68,957.46            0.00      0.00
  PO2               12669BTX0                632,550.00             325,868.64         1,000.09            0.00      0.00
  M                 12669BTY8             13,125,000.00          12,863,853.40        11,053.66            0.00      0.00
  B1                12669BTZ5              7,500,000.00           7,350,773.39         6,316.38            0.00      0.00
  B2                12669BUA8              5,625,000.00           5,513,080.03         4,737.28            0.00      0.00
  B3                12669BUQ3              4,125,000.00           4,042,925.37         3,474.01            0.00      0.00
  B4                12669BUR1              2,250,000.00           2,205,232.00         1,894.91            0.00      0.00
  B5                12669BUS9              3,000,900.00           2,750,710.23         2,363.56            0.00      0.00
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Totals                                   750,000,000.00         130,356,529.23    11,852,024.19      188,428.69      0.00
----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                       Net             Current          Ending           Ending
                    Principal         Realized       Certificate       Certificate
Class             Distribution         Losses          Balance           Factor
------------------------------------------------------------------------------------
  1A1                     0.00             0.00               0.00     0.00000000000
  1A2                     0.00             0.00               0.00     0.00000000000
  1A3                     0.00             0.00               0.00     0.00000000000
  1A4                     0.00             0.00               0.00     0.00000000000
  1A5             8,494,502.37             0.00         510,859.93     0.01630109240
  1A6                     0.00             0.00      27,135,000.00     1.00000000000
  1A7                     0.00             0.00       7,236,000.00     1.00000000000
  1A8                     0.00             0.00      29,364,484.14     1.17457936563
  2A1                     0.00             0.00               0.00     0.00000000000
  2A2                     0.00             0.00               0.00     0.00000000000
  2A3                     0.00             0.00               0.00     0.00000000000
  2A4               288,137.80             0.00      18,697,862.20     0.98482367025
  2A5             2,969,586.67             0.00               0.00     0.00000000000
  AR                      0.00             0.00               0.00     0.00000000000
  X1                      0.00             0.00      75,294,914.66     0.14726763955
  X2                      0.00             0.00      21,985,976.58     0.12086934154
  PO1                68,957.46             0.00         727,124.29     0.49550191539
  PO2                 1,000.09             0.00         324,868.55     0.51358557073
  M                  11,053.66             0.00      12,852,799.74     0.97926093230
  B1                  6,316.38             0.00       7,344,457.01     0.97926093460
  B2                  4,737.28             0.00       5,508,342.75     0.97926093293
  B3                  3,474.01             0.00       4,039,451.36     0.97926093549
  B4                  1,894.91             0.00       2,203,337.09     0.97926092765
  B5                  2,363.56        15,611.46       2,732,735.20     0.91063854264
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
Totals           11,852,024.19        15,611.46     118,677,322.26
------------------------------------------------------------------------------------

                                                      Distribution Date: 9/25/02

            THE
           BANK OF
          NEW YORK

     101 Barclay St., 8W
     New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2000-5


                                                   Interest Distribution Detail
----------------------------------------------------------------------------------------------------------------------------------
              Beginning      Pass       Accrued     Cumulative                Total           Net       Unscheduled
             Certificate    Through     Optimal       Unpaid     Deferred    Interest     Prepayment      Interest     Interest
Class          Balance     Rate (%)    Interest      Interest    Interest      Due       Int Shortfall   Adjustment      Paid
----------------------------------------------------------------------------------------------------------------------------------
1A1                 0.00   7.750000          0.00      0.00           0.00         0.00     0.00           0.00            0.00
1A2                 0.00   7.750000          0.00      0.00           0.00         0.00     0.00           0.00            0.00
1A3                 0.00   7.750000          0.00      0.00           0.00         0.00     0.00           0.00            0.00
1A4                 0.00   7.750000          0.00      0.00           0.00         0.00     0.00           0.00            0.00
1A5         9,005,362.30   7.750000     58,159.63      0.00           0.00    58,159.63     0.00           0.00       58,159.63
1A6        27,135,000.00   7.950000    179,769.38      0.00           0.00   179,769.38     0.00           0.00      179,769.38
1A7         7,236,000.00   7.000000     42,210.00      0.00           0.00    42,210.00     0.00           0.00       42,210.00
1A8        29,176,055.45   7.750000          0.00      0.00     188,428.69   188,428.69     0.00           0.00            0.00
2A1                 0.00   7.750000          0.00      0.00           0.00         0.00     0.00           0.00            0.00
2A2                 0.00   7.750000          0.00      0.00           0.00         0.00     0.00           0.00            0.00
2A3                 0.00   7.750000          0.00      0.00           0.00         0.00     0.00           0.00            0.00
2A4        18,986,000.00   7.750000    122,617.92      0.00           0.00   122,617.92     0.00           0.00      122,617.92
2A5         2,969,586.67   7.750000     19,178.58      0.00           0.00    19,178.58     0.00           0.00       19,178.58
 AR                 0.00   7.750000          0.00      0.00           0.00         0.00     0.00           0.00            0.00
 X1        81,509,021.59   0.721296     48,993.43      0.00           0.00    48,993.43     0.00           0.00       48,993.43
 X2        25,232,642.87   0.776280     16,322.99      0.00           0.00    16,322.99     0.00           0.00       16,322.99
PO1           796,081.75   0.000000          0.00      0.00           0.00         0.00     0.00           0.00            0.00
PO2           325,868.64   0.000000          0.00      0.00           0.00         0.00     0.00           0.00            0.00
  M        12,863,853.40   7.750000     83,079.05      0.00           0.00    83,079.05     0.00           0.00       83,079.05
 B1         7,350,773.39   7.750000     47,473.74      0.00           0.00    47,473.74     0.00           0.00       47,473.74
 B2         5,513,080.03   7.750000     35,605.31      0.00           0.00    35,605.31     0.00           0.00       35,605.31
 B3         4,042,925.37   7.750000     26,110.56      0.00           0.00    26,110.56     0.00           0.00       26,110.56
 B4         2,205,232.00   7.750000     14,242.12      0.00           0.00    14,242.12     0.00           0.00       14,242.12
 B5         2,750,710.23   7.750000     17,765.00      0.00           0.00    17,765.00     0.00           0.00       17,765.00
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Totals    130,356,529.23               711,527.71      0.00     188,428.69   899,956.40     0.00           0.00      711,527.71
----------------------------------------------------------------------------------------------------------------------------------

                                                      Distribution Date: 9/25/02

            THE
           BANK OF
          NEW YORK

     101 Barclay St., 8W
     New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2000-5



                                                 Current Payment Information
                                                      Factors per $1,000
------------------------------------------------------------------------------------------------------------------------------------
                           Original       Beginning Cert.                                           Ending Cert.            Pass
                         Certificate         Notional          Principal         Interest             Notional             Through
Class         Cusip        Balance           Balance         Distribution      Distribution           Balance              Rate (%)
------------------------------------------------------------------------------------------------------------------------------------
1A1        12669BTG7    225,000,000.00      0.000000000       0.000000000       0.000000000           0.000000000          7.750000
1A2        12669BTH5    178,969,000.00      0.000000000       0.000000000       0.000000000           0.000000000          7.750000
1A3        12669BTJ1     10,000,000.00      0.000000000       0.000000000       0.000000000           0.000000000          7.750000
1A4        12669BTK8     17,728,000.00      0.000000000       0.000000000       0.000000000           0.000000000          7.750000
1A5        12669BTL6     31,339,000.00    287.353211685     271.052119282       1.855822825          16.301092404          7.750000
1A6        12669BTM4     27,135,000.00  1,000.000000000       0.000000000       6.625000000       1,000.000000000          7.950000
1A7        12669BTN2      7,236,000.00  1,000.000000000       0.000000000       5.833333333       1,000.000000000          7.000000
1A8        12669BTP7     25,000,000.00  1,167.042217975       0.000000000       0.000000000       1,174.579365633          7.750000
2A1        12669BTQ5    134,472,000.00      0.000000000       0.000000000       0.000000000           0.000000000          7.750000
2A2        12669BTR3      1,872,000.00      0.000000000       0.000000000       0.000000000           0.000000000          7.750000
2A3        12669BTS1     25,227,000.00      0.000000000       0.000000000       0.000000000           0.000000000          7.750000
2A4        12669BTT9     18,986,000.00  1,000.000000000      15.176329753       6.458333333         984.823670247          7.750000
2A5        12669BTU6      9,310,000.00    318.967418607     318.967418607       2.059997912           0.000000000          7.750000
AR         12669BTV4            100.00      0.000000000       0.000000000       0.000000000           0.000000000          7.750000
X1         12669BTW2    511,279,429.00    159.421672312       0.000000000       0.095825153         147.267639551          0.721296
X2         12669BTW2    181,898,704.00    138.718101422       0.000000000       0.089736722         120.869341543          0.776280
PO1        12669BTX0      1,467,450.00    542.493270217      46.991354824       0.000000000         495.501915394          0.000000
PO2        12669BTX0        632,550.00    515.166613511       1.581042780       0.000000000         513.585570731          0.000000
 M         12669BTY8     13,125,000.00    980.103116107       0.842183803       6.329832625         979.260932304          7.750000
B1         12669BTZ5      7,500,000.00    980.103118410       0.842183805       6.329832640         979.260934605          7.750000
B2         12669BUA8      5,625,000.00    980.103116736       0.842183803       6.329832629         979.260932933          7.750000
B3         12669BUQ3      4,125,000.00    980.103119299       0.842183806       6.329832645         979.260935493          7.750000
B4         12669BUR1      2,250,000.00    980.103111451       0.842183799       6.329832595         979.260927652          7.750000
B5         12669BUS9      3,000,900.00    916.628419853       0.787618332       5.919891878         910.638542643          7.750000
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 Totals                 750,000,000.00    173.808705640      15.802698920       0.948703613         158.236429680
------------------------------------------------------------------------------------------------------------------------------------

            THE
           BANK OF
          NEW YORK

     101 Barclay St., 8W
     New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2000-5


Pool Level Data
Distribution Date                                                        9/25/02
Cut-off Date                                                              8/1/00
Determination Date                                                        9/1/02
Accrual Period 30/360         Begin                                       8/1/02
                              End                                         9/1/02
Number of Days in 30/360 Accrual Period                                       30



--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------

Group 1
-------
Cut-Off Date Balance                                                                550,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                    98,744,732.44
Ending Aggregate Pool Stated Principal Balance                                       90,331,789.74

Beginning Aggregate Certificate Stated Principal Balance                            130,356,529.22
Ending Aggregate Certificate Stated Principal Balance                               118,677,322.26

Beginning Aggregate Loan Count                                                                 399
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                 29
Ending Aggregate Loan Count                                                                    370

Beginning Weighted Average Loan Rate (WAC)                                               8.573515%
Ending Weighted Average Loan Rate (WAC)                                                  8.582346%

Beginning Net Weighted Average Loan Rate                                                 8.282914%
Ending Net Weighted Average Loan Rate                                                    8.292458%

Weighted Average Maturity (WAM) (Months)                                                       335

Servicer Advances                                                                        71,329.73

Aggregate Pool Prepayment                                                             8,265,971.51
Pool Prepayment Rate                                                                   65.3542 CPR

Group 2
-------

Cut-Off Date Balance                                                                200,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                    31,611,796.78
Ending Aggregate Pool Stated Principal Balance                                       28,345,532.52

Beginning Aggregate Certificate Stated Principal Balance                            130,356,529.22
Ending Aggregate Certificate Stated Principal Balance                               118,677,322.26

Beginning Aggregate Loan Count                                                                 122

            THE
           BANK OF
          NEW YORK

     101 Barclay St., 8W
     New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2000-5


Group 2
-------
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                 10
Ending Aggregate Loan Count                                                                    112

Beginning Weighted Average Loan Rate (WAC)                                               8.600538%
Ending Weighted Average Loan Rate (WAC)                                                  8.590468%

Beginning Net Weighted Average Loan Rate                                                 8.289739%
Ending Net Weighted Average Loan Rate                                                    8.282675%

Weighted Average Maturity (WAM) (Months)                                                       335

Servicer Advances                                                                        34,570.47

Aggregate Pool Prepayment                                                             3,240,632.14
Pool Prepayment Rate                                                                   72.7195 CPR


--------------------------------------------------------------------------------
                             Certificate Information
--------------------------------------------------------------------------------

Group 1
-------
Senior Percentage                                                                   74.0718909753%
Senior Prepayment Percentage                                                       100.0000000000%

Subordinate Percentage                                                              25.9281090247%
Subordinate Prepayment Percentage                                                    0.0000000000%


Group 2
-------
Senior Percentage                                                                   70.1771945585%
Senior Prepayment Percentage                                                       100.0000000000%

Subordinate Percentage                                                              29.8228054415%
Subordinate Prepayment Percentage                                                    0.0000000000%

Certificate Account

Beginning Balance                                                                             0.00

Deposit
Payments of Interest and Principal                                                   12,524,677.05
Liquidation Proceeds                                                                     60,702.29
All Other Proceeds                                                                            0.00
Other Amounts                                                                                 0.00
                                                                                   ---------------
Total Deposits                                                                       12,585,379.34

            THE
           BANK OF
          NEW YORK

     101 Barclay St., 8W
     New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2000-5

Withdrawals
Reimbursement of Servicer Advances                                                                           0.00
Payment of Master Servicer Fees                                                                         17,862.54
Payment of Sub Servicer Fees                                                                             3,964.89
Payment of Other Fees                                                                                        0.00
Payment of Insurance Premium(s)                                                                              0.00
Payment of Personal Mortgage Insurance                                                                       0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                             0.00
Payment of Principal and Interest                                                                   12,563,551.91
                                                                                                   --------------
Total Withdrawals                                                                                   12,585,379.34

Ending Balance                                                                                               0.00


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                9,295.07
Compensation for Gross PPIS from Servicing Fees                                                          9,295.07
Other Gross PPIS Compensation                                                                                0.00
                                                                                                   --------------
Total Net PPIS (Non-Supported PPIS)                                                                         -0.00


Master Servicing Fees Paid                                                                              17,862.54
Sub Servicing Fees Paid                                                                                  3,964.89
Insurance Premium(s) Paid                                                                                    0.00
Personal Mortgage Insurance Fees Paid                                                                        0.00
Other Fees Paid                                                                                              0.00
                                                                                                   --------------
Total Fees                                                                                              21,827.43


--------------------------------------------------------------------------------
                             Delinquency Information
--------------------------------------------------------------------------------
Group 1
-------
Delinquency                                30-59 Days       60-89 Days            90+ Days             Totals
-----------                                ----------       ----------            --------             ------
Scheduled Principal Balance              3,700,944.94     1,434,139.10        1,001,707.14        6,136,791.18
Percentage of Total Pool Balance            4.097057%        1.587635%           1.108920%           6.793612%
Number of Loans                                    16                6                   4                  26
Percentage of Total Loans                   4.324324%        1.621622%           1.081081%           7.027027%

            THE
           BANK OF
          NEW YORK

     101 Barclay St., 8W
     New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2000-5


Foreclosure
-----------
Scheduled Principal Balance                                                           1,529,999.57
Percentage of Total Pool Balance                                                         1.693755%
Number of Loans                                                                                  8
Percentage of Total Loans                                                                2.162162%

Bankruptcy
----------
Scheduled Principal Balance                                                                   0.00
Percentage of Total Pool Balance                                                         0.000000%
Number of Loans                                                                                  0
Percentage of Total Loans                                                                0.000000%

REO
---
Scheduled Principal Balance                                                             994,172.70
Percentage of Total Pool Balance                                                         1.100579%
Number of Loans                                                                                  5
Percentage of Total Loans                                                                1.351351%
Book Value of all REO Loans                                                                   0.00
Percentage of Total Pool Balance                                                         0.000000%
Current Realized Losses                                                                  15,611.39
Additional Gains (Recoveries)/Losses                                                          0.00
Total Realized Losses                                                                   206,654.88

Group 2
-------

Delinquency                               30-59 Days       60-89 Days    90+ Days          Totals
-----------                               ----------       ----------    --------          ------
Scheduled Principal Balance             1,801,003.79       340,607.21  196,221.56     2,337,832.56
Percentage of Total Pool Balance           6.353748%        1.201626%   0.692249%        8.247623%
Number of Loans                                    8                1           2               11
Percentage of Total Loans                  7.142857%        0.892857%   1.785714%        9.821429%

Foreclosure
-----------

Scheduled Principal Balance                                                           1,721,994.40
Percentage of Total Pool Balance                                                         6.075012%
Number of Loans                                                                                  3
Percentage of Total Loans                                                                2.678571%

Bankruptcy
----------
Scheduled Principal Balance                                                                   0.00
Percentage of Total Pool Balance                                                         0.000000%
Number of Loans                                                                                  0
Percentage of Total Loans                                                                0.000000%

            THE
           BANK OF
          NEW YORK

     101 Barclay St., 8W
     New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2000-5


REO
---
Scheduled Principal Balance                                                                    0.00
Percentage of Total Pool Balance                                                          0.000000%
Number of Loans                                                                                   0
Percentage of Total Loans                                                                 0.000000%

Book Value of all REO Loans                                                                    0.00
Percentage of Total Pool Balance                                                          0.000000%

Current Realized Losses                                                                        0.00
Additional Gains (Recoveries)/Losses                                                           0.00
Total Realized Losses                                                                          0.00


--------------------------------------------------------------------------------
                  Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------

Protection                                                           Original               Current
----------                                                           --------               -------
Bankruptcy Loss                                                    392,222.00             392,222.00
Bankruptcy Percentage                                               0.052296%              0.330494%
Credit/Fraud Loss                                               15,000,000.00                   0.00
Credit/Fraud Loss Percentage                                        2.000000%              0.000000%
Special Hazard Loss                                             15,000,000.00           4,952,902.16
Special Hazard Loss Percentage                                      2.000000%              4.173419%


Credit Support                                                       Original               Current
--------------                                                       --------               -------
Class A                                                        750,000,000.00         118,677,322.26
Class A Percentage                                                100.000000%            100.000000%